UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 19, 2023

Date of Report (date of earliest event reported)

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462

(Address of principal executive offices and zip code)

(610) 424-4515
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed, on June 22, 2023, AdaptHealth Corp. (the “Company”) entered into an employment agreement with Crispin Teufel (the “Employment Agreement”) which would have governed the terms of his employment as the Chief Executive Officer of the Company. On September 19, 2023, the Company and Mr. Teufel mutually agreed to terminate the Employment Agreement.

The Company’s Board of Directors will resume working with a leading executive search firm to identify a new chief executive officer. Richard Barasch, Chairman of the Board and Interim Chief Executive Officer, will continue to serve as interim chief executive officer until a successor chief executive officer is appointed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 20, 2023

AdaptHealth Corp.

By:	/s/ Jason Clemens
Name:	Jason Clemens
Title:	Chief Financial Officer